SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 1996 (July 22, 1996)


                 HUDSON'S GRILL OF AMERICA, INC.
     (Exact name of Registrant as specified in its Charter)


                           California
         (State or other jurisdiction of incorporation)


                             0-13642
                   (Commission or File Number)


                           95-3477313
              (IRS Employer Identification Number)


      16970 Dallas Parkway, Suite 402, Dallas, Texas 75248
            (Address of Principal Executive Offices)


Registrant's telephone number, including area code:
(214) 931-9743


PAGE
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Item 5.  Other Events.

     Hudson's Grill of America, Inc. (the "Company"), a California corporation based in Dallas, Texas, announced that on July 22, 1996, another Hudson's Grill restaurant was opened. FUN Remco, Inc., which already operates two other franchises from the Company, opened its third Hudson's Grill restaurant in California. This new franchise is in Fullerton in Orange County.

     The Company also entered into another franchise agreement. George Thomas, a California businessman has signed a franchise agreement to open a Hudson's Grill in Santa
Clarita, California. The restaurant is under construction and is planned to be open in early 1997; it will be in a freestanding building in a new shopping center called Solemint
Junction.

Item 7.  Exhibits.

     1. Press Release dated August 23, 1996, regarding the two new franchises.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 23, 1996

                           HUDSON'S GRILL OF AMERICA, INC.
                           Registrant



                           s/s David L. Osborn
                           David L. Osborn

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